Exhibit (a)(1)(YY)

Letter of Transmittal

To Tender Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

NeighborCare, Inc.

Pursuant to the Offer to Purchase Dated June 4, 2004

the Supplement thereto Dated June 16, 2005,

and the Second Supplement thereto Dated July 13, 2005

by

Nectarine Acquisition Corp.,

a wholly owned subsidiary of

Omnicare, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 27, 2005, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

The Bank of New York

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York NeighborCare Offer P.O. Box 859208 Braintree, MA 02185-9028	The Bank of New York NeighborCare Offer 161 Bay State Road Braintree, MA 02184	The Bank of New York Reorganization Services 101 Barclay Street, 1-E New York, NY 10286

By Facsimile Transmission

(For Eligible Institutions Only):

(781) 380-3388

To Confirm Facsimile Only:

(781) 843-1833, Ext. 200

DELIVERY OF THIS REVISED LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS REVISED LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS REVISED LETTER OF TRANSMITTAL IS COMPLETED.

This revised Letter of Transmittal, the revised (green) Letter of Transmittal previously circulated or the original (blue) Letter of Transmittal previously circulated is to be used (a) if certificates are to be forwarded herewith, or (b) unless an Agent’s Message (as defined in the Offer to Purchase, dated June 4, 2004 (the “Offer to Purchase”)) is utilized, if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase, or (c) if Shares are to be tendered that are held in an account under the Direct Registration System.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s): (Please Fill In, if Blank, Exactly as Name(s) and Shares Tendered Appear(s) on Share Certificate(s))	Share(s) of Common Stock Tendered (Attach Additional List if Necessary)
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares

If you hold your Shares through direct registration, check this box and write your DRS number and the number of Shares tendered by DRS in the space provided.  ☐

DRS Number

Number of Shares tendered by DRS

    *  Need not be completed by shareholders tendering by book-entry transfer.

  **  Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4. IF ANY OF THE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST OR DESTROYED SEE INSTRUCTION 9 HEREOF.

Holders of outstanding shares of common stock, par value $0.02 per share, including the associated preferred stock purchase rights (the “Shares”), of NeighborCare, Inc. (the “Company”), whose certificates for such Shares (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as defined in the Second Supplement (as defined herein)), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedure set forth in Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

LOST SHARE CERTIFICATES

☐	I HAVE LOST MY SHARE CERTIFICATE(S) THAT REPRESENTED SHARES AND REQUIRE ASSISTANCE IN OBTAINING A REPLACEMENT SHARE CERTIFICATE(S). I UNDERSTAND THAT I MUST CONTACT THE DEPOSITARY AND/OR THE COMPANY TO OBTAIN INSTRUCTIONS FOR REPLACING LOST SHARE CERTIFICATES. SEE INSTRUCTION 9.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution

Account Number                                                               Transaction Code Number

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Shareholder(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If delivery is by book-entry transfer:

Name of Tendering Institution

Account Number

Transaction Code Number

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Nectarine Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Omnicare, Inc., a Delaware corporation (“Omnicare”), the above-described Shares of the Company, pursuant to Purchaser’s offer to purchase all of the outstanding Shares at $34.75 per Share, net to the seller in cash, without interest and less required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement to the Offer to Purchase, dated June 16, 2005 (the “First Supplement”) and the second Supplement to the Offer to Purchase, dated July 13, 2005 (the “Second Supplement”), receipt of which is hereby acknowledged, and in this revised Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time, constitute the “Offer”). We reserve the right to transfer or assign, in whole or from time to time in part, to one or more of our affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve us of our obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all of the Shares that are being tendered hereby (and any and all dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after the date hereof (collectively, a “Distribution”)) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any Distribution), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and any Distribution), or transfer ownership of such Shares (and any Distribution) on the account books maintained by the Book-Entry Transfer Facility or other account books maintained with respect to the Direct Registration System, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares (and any Distribution) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any Distribution), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints designees of Purchaser as the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by Purchaser prior to the time of any vote or other action (and any Distribution), at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and any Distribution), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any Distribution) and that when the same are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any Distribution).

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any Share Certificates (as defined in the Offer to Purchase), and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, (a) in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility and (b) by credit in connection with the Direct Registration System that are not accepted for payment by crediting the account with the Direct Registration System). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of any Share Certificates purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Share Certificates purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the
purchase price of Share Certificates purchased (less
the amount of any tax required to be withheld) or
certificates for Shares not tendered or not purchased
are to be issued in the name of someone other than the
undersigned.

Mail   ☐  Check
           ☐  Certificates to:

Name

(Please Print)

Address

(Zip Code)

(Taxpayer Identification No.)

(See Substitute Form W-9)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the
purchase price of Share Certificates purchased (less
the amount of any tax required to be withheld) or
certificates for Shares not tendered or not purchased
are to be sent to someone other than the undersigned.

Mail   ☐  Check
           ☐  Certificates to:

Name

(Please Print)

Address

(Zip Code)

(Taxpayer Identification No.)

(See Substitute Form W-9)

IMPORTANT—SIGN HERE

(ALSO COMPLETE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

(Signature(s) of Owner(s))

Dated

Name(s)

(Please Print)

Capacity (full title)

Address

(Include Zip Code)

Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as the name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above and see Instruction 5.)

If a holder holds Direct Registration Shares, the person(s) signing above hereby direct(s) StockTrans, Inc., as the Company’s transfer agent (the “Transfer Agent”), to place a stop transfer instruction against the aforementioned number of Shares held as Direct Registration Shares pending expiration of the Offer.

GUARANTEE OF SIGNATURE(S)

(SEE INSTRUCTIONS 1 AND 5)

Authorized Signature

Name

Title

(Please Print)

Name of Firm

Address

(Include Zip Code)

Area Code and Telephone Number

Dated

FOR USE BY FINANCIAL INSTITUTIONS ONLY

FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE ABOVE

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this revised Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this revised Letter of Transmittal need not be guaranteed (i) if this revised Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the instruction entitled “Special Payment Instructions” on this revised Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2.    Delivery of Revised Letter of Transmittal and Shares.    This revised Letter of Transmittal is to be used if Share Certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if deliveries are to be made by book-entry transfer pursuant to the procedures set forth in Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase. Share Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed revised (pink) Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this revised Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, must be received by the Depositary at one of its addresses set forth on the front page of this revised Letter of Transmittal by the Expiration Date (as defined in the Second Supplement). Shareholders whose Share Certificates are not immediately available, who cannot deliver their Share Certificates and all other required documents to the Depositary prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, may tender their Shares pursuant to the guaranteed delivery procedure described in Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed revised (yellow) Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, must be received by the Depositary prior to the Expiration Date; and (iii) Share Certificates for all tendered Shares, in proper form for tender, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed revised (pink) Letter of Transmittal (or a manually signed facsimile thereof), and any other documents required by this revised Letter of Transmittal, must be received by the Depositary within three business days of the date of execution of such revised (yellow) Notice of Guaranteed Delivery, as provided in Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase.

THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF CERTIFICATES FOR SHARES ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED, AND NO FRACTIONAL SHARES WILL BE PURCHASED. BY EXECUTING THIS REVISED LETTER OF TRANSMITTAL, THE TENDERING SHAREHOLDER WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE FOR PAYMENT OF THE SHARES.

3.    Inadequate Space.    If the space provided herein is inadequate, the Share Certificate numbers, the number of Shares evidenced by such Share Certificates and the number of Shares tendered should be listed on a separate signed schedule and attached hereto.

4.    Partial Tenders (not applicable to shareholders who tender by book-entry transfer or hold through the Direct Registration System).    If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this revised Letter of Transmittal, unless otherwise provided in the appropriate box on this revised Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.    Signatures on Revised Letter of Transmittal; Stock Powers and Endorsements.    If this revised Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this revised Letter of Transmittal.

If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate revised Letters of Transmittal as there are different registrations of certificates.

If this revised Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this revised Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this revised Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

6.    Stock Transfer Taxes.    Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7.    Special Payment and Delivery Instructions.    If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this revised Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this revised Letter of Transmittal or to the person(s) signing this revised Letter of Transmittal at an address other than that shown above, the appropriate boxes on this revised Letter of Transmittal should be completed. Shareholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such shareholder may designate under “Special Payment Instructions.” If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

8.    Substitute Form W-9.    Under current U.S. federal tax law, the Depositary may be required to withhold and pay over to the Internal Revenue Service (“IRS”) a portion of payments made to certain shareholders or other payees pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder and other payee must provide the Depositary with its correct taxpayer identification number (“TIN”) and certify that it is not subject to such backup withholding by completing the enclosed Substitute Form W-9. In general, for an individual, the TIN is the Social Security Number of such individual. If the Depositary is not provided with the correct TIN, the shareholder or other payee may be subject to a penalty imposed by the IRS, and any reportable payments to such person may be subject to backup withholding at the applicable rate (currently 28%). Reportable payments will be subject to information reporting, even if the Depositary is provided with a TIN. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Certain persons (including, among others, corporations and certain non-U.S. individuals and entities) are not subject to these backup withholding and reporting requirements. Exempt persons should indicate their exempt status on the Substitute Form W-9. To satisfy the Depositary that a non-U.S. person qualifies as an exempt recipient, such person must submit a properly completed IRS Form W-8BEN, signed under penalties of perjury, attesting to that person’s exempt status. Such Forms can be obtained from the Depositary.

Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

9.    Mutilated, Lost, Stolen or Destroyed Certificates.    Any holder of a Share Certificate(s) whose Share Certificate(s) has been mutilated, lost, stolen, or destroyed should (i) complete this revised Letter of Transmittal and check the appropriate box above and (ii) contact the Company’s transfer agent, StockTrans, Inc. immediately by calling (800) 733-1121. StockTrans, Inc. will provide such holder with all necessary forms and instructions to replace any mutilated, lost, stolen or destroyed certificates. The holder may also be required to give the Company a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen, or destroyed. However, there can be no assurances that such mutilated, lost, stolen or destroyed certificates will be replaced prior to the Expiration Date.

10.    Waiver of Conditions.    The conditions of the Offer may be waived, in whole or in part, by Purchaser, in its sole discretion, at any time and from time to time, in the case of any shares tendered, subject to the terms and conditions contained in the Agreement and Plan of Merger dated as of July 6, 2005, by and among Omnicare, Purchaser and the Company.

11.    Requests for Assistance or Additional Copies.    Questions or requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth below. Additional copies of the Offer to Purchase, the First Supplement, the Second Supplement, this revised Letter of Transmittal and the revised (yellow) Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone numbers set forth below. Holders of Shares may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

12.    Shares Held in the Direct Registration System.    If a shareholder wants to tender Shares in its account under the Direct Registration System (“DRS”), such shareholder must complete the box in this revised Letter of Transmittal entitled “Description of Shares Tendered” by (i) checking the box indicating that your Shares are held through DRS, (ii) providing your DRS number and (iii) indicating the number of Shares to be tendered by DRS.

IMPORTANT: THIS REVISED LETTER OF TRANSMITTAL, THE REVISED (GREEN) LETTER OF TRANSMITTAL PREVIOUSLY CIRCULATED OR THE ORIGINAL (BLUE) LETTER OF TRANSMITTAL PREVIOUSLY CIRCULATED (OR A MANUALLY SIGNED FACSIMILE THEREOF) TOGETHER WITH ANY SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

PAYER’S NAME: THE BANK OF NEW YORK, AS DEPOSITARY
SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
	PART 2—EXEMPT FROM BACKUP WITHHOLDING ☐	PART 4—Awaiting TIN ☐

PART 3—CERTIFICATION. Under penalties of perjury, I certify that:

(1)    The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding because (A) I am exempt from backup withholding, (B) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                               DATE

NAME

ADDRESS

CITY                                       STATE                                       ZIP CODE

☐  Individual/Sole Proprietor  ☐  Corporation  ☐  Partnership  ☐  Other

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 4

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, a portion of all reportable payments made to me will be withheld.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE RATE (CURRENTLY 28%) OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Any questions or requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective addresses or telephone numbers set forth below. Additional copies of the Offer to Purchase, the First Supplement, the Second Supplement, this revised Letter of Transmittal and the revised (yellow) Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone numbers set forth below. Holders of Shares may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders Call Toll-Free: (877) 825-8964

or

Banks and Brokers Call Collect: (212) 750-5833

The Dealer Managers for the Offer are:

Lazard Frères & Co. LLC 30 Rockefeller Plaza New York, New York 10020 (212) 632-1535	LEHMAN BROTHERS 745 Seventh Avenue New York, New York 10019 (212) 526-7850

July 13, 2005